As filed with the Securities and Exchange Commission on January 29, 2001

                                              Registration No. 333-

---------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                        ---------------------------

                                  FORM S-3

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                        ---------------------------

                            AOL TIME WARNER INC.
           (Exact name of registrant as specified in its charter)
                        ---------------------------

         Delaware                     75 Rockefeller Plaza       13-4099534
(State or other jurisdiction           New York, NY 10019      I.R.S. Employer
of incorporation or organization)       (212) 484-8000       Identification No.

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             AMERICA ONLINE, INC.

            (Exact name of registrant as specified in its charter)
                          ---------------------------

           Delaware                   22000 AOL Way              54-1322110
  (State or other jurisdiction       Dulles, VA 20166          I.R.S. Employer
of incorporation or organization)     (703) 265-1000         Identification No.

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             TIME WARNER INC.
           (Exact name of registrant as specified in its charter)

           Delaware                   75 Rockefeller Plaza       13-3527249
  (State or other jurisdiction         New York, NY 10019      I.R.S. Employer
of incorporation or organization)       (212) 484-8000       Identification No.

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ---------------------------
                        TIME WARNER COMPANIES, INC.
           (Exact name of registrant as specified in its charter)
                        ---------------------------

          Delaware                    75 Rockefeller Plaza       13-1388520
  (State or other jurisdiction         New York, NY 10019      I.R.S. Employer
of incorporation or organization)       (212) 484-8000       Identification No.

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      TURNER BROADCASTING SYSTEM, INC.
           (Exact name of registrant as specified in its charter)
                        ---------------------------

            Georgia                      One CNN Center          58-0950695
  (State or other jurisdiction        Atlanta, Georgia 30303   I.R.S. Employer
of incorporation or organization)        (404) 827-1700      Identification No.

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Gerald M. Levin
                          Chief Executive Officer
                            AOL TIME WARNER INC.
                  75 Rockefeller Plaza, New York, NY 10019
                               (212) 484-8000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ---------------------------


Paul T. Cappuccio                Copies to:        William P. Rogers, Jr.
Executive Vice President,                          Cravath, Swaine & Moore
General Counsel and Secretary                      825 Eighth Avenue
AOL Time Warner Inc.                               New York, NY 10019
75 Rockefeller Plaza                               (212) 474-1000
New York, NY 10019
(212) 484-8000

                        ---------------------------

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ---------------------------


                      CALCULATION OF REGISTRATION FEE

                                                                Proposed         Proposed Maximum
        Title of Each Class of       Aggregate Amount to     Maximum Offering    Aggregate Offering             Amount of
     Securities to Be Registered     Be Registered(1)(3)(6)  Price per Unit(3)      Price(2)(3)(6)     Registration Fee (3)(6)
Debt Securities (5)...............
Guarantees of Debt Securities(4)..
Preferred Stock (5)...............
Series Common Stock...............
Common Stock......................
Warrants..........................
================================== ====================   =================== =======================  =========================
Total.............................    $10,000,000,000            100%            $10,000,000,000            $1,330,107.57
================================== ====================   =================== =======================  =========================
                                                                                                      (footnotes on next page)

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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


(footnotes from previous page)

(1) United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee.

(3) Pursuant to General Instruction II.D. of Form S-3 the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4) America Online, Inc. and Time Warner Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of AOL Time Warner Inc. Time Warner Companies, Inc. and Turner Broadcasting System, Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis Time Warner Inc.'s guarantee of the debt securities of AOL Time Warner Inc. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of the debt securities which are being registered concurrently.

(5) If any debt securities or preferred stock are issued at an original issue discount then the amount registered shall include the principal or liquidation amount of such securities measured, however, by the initial offering price thereof.

(6) Pursuant to Rule 429 under the Securities Act, (i) $3,591,817,161.05 of securities are being carried forward from America Online Inc.'s registration statment on Form S-3 (File No. 333-79489), and (ii) $987,752,542.37 of securities are being carried forward from Time Warner Inc.'s registration statement on Form S-3 (File No. 333-61207). Each of America Online Inc. and Time Warner Inc. is a co-registrant on this registration statement. Each of America Online Inc. and Time Warner Inc. previously paid a fee calculated based on the rate applicable at the time the prior registration statement was filed. The amount of the fee paid herewith has been calculated after giving effect to the amount of securities being carried forward from these prior registration statements.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to completion, dated January 29, 2001

P R O S P E C T U S

                              $10,000,000,000

                            AOL TIME WARNER INC.

                              Debt Securities
                       Unconditionally Guaranteed by
                            America Online, Inc.
                                    and
                              Time Warner Inc.

                              Preferred Stock

                            Series Common Stock

                                Common Stock

                                  Warrants

     This prospectus contains a general description of the securities which we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest.

     The debt securities will be fully, irrevocably and unconditionally guaranteed on an unsecured basis by each of America Online, Inc. and Time Warner Inc. Time Warner Companies, Inc. and Turner Broadcasting System, Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis Time Warner Inc.'s guarantee of the debt securities. See "Description of the Debt Securities and the Guarantees".

     The common stock of AOL Time Warner Inc. is listed on the New York Stock Exchange under the trading symbol "AOL".

                        ---------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGECOMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                        ---------------------------


               The date of this prospectus is           , 2001.

                             TABLE OF CONTENTS

                                                           Page

About This Prospectus...................................      2
Where You Can Find More Information.....................      3
Statements Regarding Forward-Looking Information........      5
The Company.............................................      6
Holding Company and Guarantee Structure.................      9
Ratio of Earnings to Fixed Charges......................     10
Use of Proceeds.........................................     13
Description of the Debt Securities and the Guarantees...     13
Description of the Capital Stock........................     21
Description of the Warrants.............................     27
Plan of Distribution....................................     29
Legal Opinions..........................................     29
Experts.................................................     29

                        ---------------------------

                           ABOUT THIS PROSPECTUS

     To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any prospectus supplement. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on AOL Time Warner Inc. and its financial statements. AOL Time Warner Inc. has its principal offices at 75 Rockefeller Plaza, New York, NY 10019 (telephone: 212-484-8000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

     AOL Time Warner Inc., a Delaware corporation, which is also referred to as "our company", "AOL Time Warner", "AOL TW", "us" or "we", filed a registration statement with the Securities and Exchange Commission under a "shelf" registration procedure. Under this procedure, AOL Time Warner may offer and sell from time to time, any of the following securities, in one or more series, in amounts that will provide up to $10,000,000,000, or the equivalent in one or more foreign currencies, including composite currencies, in initial aggregate public offering prices:

o    debt securities,
o    preferred stock,
o    series common stock,
o    common stock and
o    warrants.

     The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

     The prospectus supplement may also contain information about any material United States federal income tax considerations relating to the securities covered by the prospectus supplement.

     We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

     The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us.

     Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                    WHERE YOU CAN FIND MORE INFORMATION

     This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.

     All documents filed by AOL Time Warner, America Online, Inc. ("America Online") or Time Warner Inc. ("Time Warner") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities, are incorporated by reference into and are deemed to be a part of this prospectus from the date of filing of those documents.

     You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

     The following documents, which have been filed by AOL Time Warner with the Securities and Exchange Commission (SEC file number 001-15062) are incorporated by reference into this prospectus:

     AOL Time Warner's Joint Proxy Statement-Prospectus included in its registration statmeent on Form S-4 (declared effective on May 19, 2000).

     AOL Time Warner's Current Report on Form 8-K dated January 11, 2001 (filing date January 12, 2001).

     AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001 (filing date January 26, 2001).

     AOL Time Warner's Current Report on Form 8-K dated January 18, 2001 (filing date January 26, 2001).

     The following documents, which have been filed by America Online with the Securities and Exchange Commission (SEC file number 001-12143), are incorporated by reference into this prospectus:

     America Online's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (filing date September 22, 2000), as amended by Form 10-K/A (filing date October 30, 2000).

     America Online's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2000 (filing date November 9, 2000), as adjusted by AOL Time Warner's Current Report on Form 8-K dated January 18, 2001 (filing date January 26, 2001).

     The following documents, which were filed by Time Warner with the Securities and Exchange Commission (SEC file number 001-12259), are incorporated by reference into this prospectus:

     Time Warner's Annual report on Form 10-K for the year ended December 31, 1999 (filing date March 30, 2000), as amended by Amendment No.1 on Form 10-K/A (filing date June 27, 2000).

     Time Warner's Quarterly Reports on Form 10-Q, for the quarterly periods ended :



     March 31, 2000 (filed May 15, 2000)        September 30, 2000 (filed November 13, 2000)
     June 30, 2000 (filed August 14, 2000)


     Time Warner's Current Reports on Form 8-K dated:


     January 10, 2000 (filed January 14, 2000)   March 31, 2000 (filed March 31, 2000)
     January 23, 2000 (filed January 28, 2000)   April 12, 2000 (filed April 19, 2000)
     February 2, 2000 (filed February 10, 2000)  April 19, 2000 (filed April 25, 2000)
     January 10, 2000 (filed February 11, 2000)  May 22, 2000 (filed May 22, 2000)
     March 13, 2000 (filed March 13, 2000)       October 5, 2000 (filed October 5, 2000)

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

     Requests for documents relating to AOL Time Warner or any of the guarantors should be directed to:

     AOL Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019,
Attention: Shareholder Relations, telephone: (212) 484-6971, e-mail: aoltimewarnerir@aol.com.

     AOL Time Warner files and America Online and Time Warner have filed reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:


Judiciary Plaza              Citicorp Center                  Seven World Trade Center
Room 1024                    500 West Madison Street          13th Floor
450 Fifth Street, N.W.       Suite 1400                       New York, New York 10048
Washington, D.C. 20549       Chicago, Illinois 60661

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

     Reports, proxy statements and other information concerning AOL Time Warner, America Online and Time Warner may be inspected at:

                        The New York Stock Exchange
                              20 Broad Street
                          New York, New York 10005

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

              STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission by us, America Online or Time Warner, which is known as "incorporation by reference."

     Words such as "anticipate", "estimate", "expects", "projects", "intends", "plans", "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may vary materially from those described in the forward-looking statements due to a variety of factors. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. None of us, America Online, Time Warner, Time Warner Companies, Inc. and Turner Broadcasting System, Inc. is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     AOL Time Warner operates in highly competitive, consumer driven and rapidly changing Internet, media and entertainment businesses that are dependent on government regulation and economic, political and social conditions in the countries in which they operate, consumer demand for their products and services, technological developments and (particularly in view of technological changes) protection of their intellectual property rights. AOL Time Warner's actual results could differ materially from management's expectations because of changes in such factors and factors affecting the integration of the businesses of America Online and Time Warner.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we, America Online and Time Warner have filed with the SEC, including quarterly reports on Form
10-Q and annual reports on Form 10-K and our Registration Statement on Form S-4.

     All subsequent forward-looking statements attributable to us, America Online, Time Warner, Time Warner Companies, Inc. or Turner Broadcasting System, Inc. or any person acting on our or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                THE COMPANY

AOL Time Warner

     We are the world's first Internet-powered media and communications company, whose industry-leading businesses include interactive services, cable systems, publishing, music, television networks and filmed entertainment.

     AOL Time Warner classifies its business interests into the following fundamental areas:

     o interactive services, consisting principally of the development and operation of branded interactive services such as AOL, CompuServe and Netscape, branded properties that operate across multiple services and platforms such as Digital City, Moviefone and MapQuest and interactive messaging services such as AIM and ICQ;

     o cable systems, consisting principally of interests in cable television systems, including Time Warner Cable;

     o publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing, including Time, People, Sports Illustrated, Warner Books and Time Life Inc.;

     o music, consisting principally of interests in recorded music and music publishing, including Warner Music Group and its labels Atlantic, Elektra, London-Sire, Rhino, Warner Bros. Records and Warner Music International;

     o television networks, consisting principally of interests in cable television programming and television broadcasting, including WTBS Superstation, TNT, Cartoon Network, CNN News Group, Home Box Office and the WB Television Network; and

     o filmed entertainment, consisting principally of interests in filmed entertainment and television production, including Warner Bros. and New Line Cinema.

     As a result of the January 2001 merger between America Online and Time Warner, we are a holding company with two wholly owned subsidiaries, America Online and Time Warner. The business of our company is the combined businesses previously conducted by America Online and Time Warner. We combined America Online's extensive Internet properties, technology and infrastructure with Time Warner's broad array of media, entertainment and news brands and its technologically advanced broadband delivery systems to create a new company capable of enhancing consumers' access to the broadest selection of high quality content and interactive services.

America Online and Time Warner

     America Online and Time Warner are wholly owned subsidiaries of AOL Time Warner as a result of their mergers in January 2001 with separate subsidiaries of AOL Time Warner. America Online is primarily an operating company, although it conducts a portion of its business through subsidiaries. The primary activities of America Online include the operation of the interactive online services businesses of AOL Time Warner. Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries.

TWC and TBS

     Time Warner Companies, Inc. ("TWC") and Turner Broadcasting System, Inc. ("TBS") are wholly owned subsidiaries of Time Warner as a result of the merger in 1996 of TWC and TBS with separate subsidiaries of Time Warner. Each of TWC and TBS is a holding company that derives its operating income and cash flow primarily from its subsidiaries and investments. The assets of TBS consist primarily of investments in its consolidated and unconsolidated subsidiaries. The primary activities of TBS's subsidiaries include the operation of cable networks and the primary activities of TWC's wholly owned subsidiaries include the operation of publishing, music and a portion of Time Warner's cable systems. TWC also owns a 74.49% equity interest in Time Warner Entertainment Company, L.P.

     ("TWE"), a limited partnership that owns a majority of Time Warner's interests in filmed entertainment and cable television systems and a portion of its interests in television networks.

Reciprocal Guarantees

     In connection with the January 2001 merger of America Online and Time Warner, and in order to simplify the credit structure of AOL Time Warner, America Online, Time Warner, TWC and TBS such that the financial risks associated with investing in the indebtedness of any one of the five companies are substantially equivalent to those associated with investing in the indebtedness of any of the other companies, AOL Time Warner, America Online, Time Warner, TWC and TBS entered into a series of reciprocal guarantees, which are described below.

     Similarly, in connection with the 1996 of TWC and TBS, and in order to simplify the credit structure of Time Warner, TWC and TBS such that the financial risks associated with investing in the indebtedness of any one of the three companies were substantially equivalent to those associated with investing in the indebtedness of any of the other companies, Time Warner, TWC and TBS entered into a series of reciprocal guarantees, which are also described below.

     AOL-TW Upstream Guarantee. As described below and under the "Description of the Debt Securities and the Guarantees", America Online and Time Warner will fully, irrevocably and unconditionally guarantee all the debt securities of AOL Time Warner covered by this prospectus, and TWC and TBS will fully, irrevocably and unconditionally guarantee Time Warner's guarantee of the debt securities, such guarantees being referred to herein as the "AOL-TW Upstream Guarantee".

     Reciprocal Guarantees of the Indebtedness of Time Warner, TWC and TBS

     TWC-TBS Downstream Guarantee. Time Warner, as primary obligor and not merely as surety, has fully, irrevocably and unconditionally guaranteed:

     o the full and punctual payment of principal of and interest on the public debt of each of TWC and TBS when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of TWC and TBS under the public debt of TWC and TBS and the indentures relating to the public debt (including the obligations to the respective trustees) and

     o the full and punctual performance within applicable grace periods of all other obligations of TWC and TBS under the public debt and the respective indentures.

     This guarantee by Time Warner is called the "TWC - TBS Downstream
Guarantee".

     TWC-TBS Cross and Upstream Guarantees. Each of TWC and TBS, as primary obligor and not merely as surety, has fully, irrevocably and unconditionally guaranteed:

     o the full and punctual payment of principal of and interest on the public debt of Time Warner and each other when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of Time Warner and each other under the public debt of Time Warner and each other and the indentures relating to such public debt (including the obligations to the respective trustees) and

     o the full and punctual performance within applicable grace periods of all other obligations of Time Warner and each other under such public debt and the respective indentures.

     The guarantee by each of TWC and TBS of the other's public debt is called the "TWC-TBS Cross Guarantee" and the guarantee by each of TWC and TBS of Time Warner's public debt is called the "TWC-TBS Upstream
Guarantee".

     TWC-TBS Additional Guarantee. Time Warner has also fully, irrevocably and unconditionally guaranteed each of TWC's and TBS's obligations under the TWC-TBS Cross Guarantees, such guarantee being referred to as the "TWC-TBS Additional Guarantee".

     The maximum aggregate amount of the Upstream Guarantee by TWC and the maximum aggregate amount of the Upstream Guarantee and the Cross Guarantee by TBS shall not exceed the maximum amount that can be guaranteed by TWC or TBS, respectively, without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Reciprocal Guarantees of the Indebtedness of America Online, Time Warner, TWC and TBS

     AOL TW Group Debt Securities. Prior to the merger of America Online and Time Warner, America Online had outstanding one series of publicly held convertible subordinated notes, or the "AOL Convertible Notes", which were convertible at the option of the holder into shares of America Online common stock. Prior to the merger, Time Warner had outstanding two series of publicly held debt securities, or the "Time Warner Debt Securities". In addition, two wholly owned, direct subsidiaries of Time Warner, TWC and TBS, each had a number of outstanding series of publicly held debt securities, or the "TW Subsidiary Debt Securities" and, together with the AOL Convertible Notes, the Time Warner Debt Securities and, when issued, the AOL Time Warner Debt Securities (as described below), collectively referred to herein as the "AOL TW Group Debt Securities".

     AOL TW Downstream Guarantee. To the extent they were outstanding immediately prior to the merger between America Online and Time Warner, the AOL Convertible Notes and the Time Warner Debt Securities remain outstanding after the merger as securities of America Online and Time Warner, respectively. The TW Subsidiary Debt Securities also remain outstanding after the merger as securities of TWC and TBS. In connection with the merger, America Online and Time Warner have executed supplemental indentures to the indentures covering each series of AOL TW Group Debt Securities, pursuant to which AOL Time Warner has entered into supplemental indentures to fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the "AOL TW Downstream Guarantee",
(a) the obligations of America Online with respect to the AOL Convertible Notes and (b) the obligations of Time Warner with respect to (i) the Time Warner Debt Securities, (ii) the TWC-TBS Downstream Guarantee and (iii) the TWC-TBS Additional Guarantee.

     America Online Cross Guarantee. America Online has entered into supplemental indentures that fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the "America Online Cross Guarantees", the obligations of Time Warner with respect to (a) the Time Warner Debt Securities, (b) the TWC-TBS Downstream Guarantees and (c) the TWC-TBS Additional Guarantees.

     Time Warner Cross Guarantee. Time Warner has entered into supplemental indentures that fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the "Time Warner Cross Guarantee", the obligations of America Online with respect to the AOL Convertible Notes.

     Supplemental TWC-TBS Upstream Guarantee. TWC and TBS have each entered into supplemental indentures that fully, irrevocably and unconditionally guarantee, such guarantee being referred to herein as the "Supplemental TWC-TBS Upstream Guarantee", the obligations of Time Warner with respect to the Time Warner Cross Guarantee and Time Warner's obligations under the AOL-TW Upstream Guarantee.

     AOL TW Additional Guarantee. AOL Time Warner has additionally guaranteed each of the America Online and Time Warner Cross Guarantees, such guarantee being referred to herein as the "AOL TW Additional
Guarantee", upon substantially the same terms and conditions as the AOL TW Downstream Guarantee.

                  HOLDING COMPANY AND GUARANTEE STRUCTURE

                              AOL Time Warner
              o Guarantor under AOL TW Downstream Guarantee
              o Guarantor under AOL TW Additional Guarantee

                     America Online                                        Time Warner
o Guarantor under America Online Cross Guarantee   o Guarantor under AOL-TW Upstream Guarantee
o Guarantor under AOL-TW Upstream Guarantee         o Guarantor under Time Warner Cross Guarantee
                                                    o Guarantor under TWC-TBS Downstream Guarantee
                                                    o Guarantor under TWC-TBS Additional Guarantee


                                                           TWC                             TBS
                                                o Guarantor under AOL-TW         o Guarantor under AOL-TW
                                                  Upstream Guarantee               Upstream Guarantee
                                                o Guarantor under the TWC-TBS    o Guarantor under the TWC-TBS
                                                  Upstream Guarantee               Upstream Guarantee
                                                o Guarantor under the TWC-TBS    o Guarantor under the TWC-TBS
                                                  Cross Guarantee                  Cross Guarantee
                                                o Guarantor under the            o Guarantor under the
                                                  Supplemental TWC-TBS             Supplemental TWC-TBS
                                                  Upstream Guarantee               Upstream Guarantee

                                                    Time Warner General
                                                            and
                                                      Limited Partners

                                                                  74.49%

                                                             TWE

                                 GLOSSARY

     AOL TW Additional Guarantee: AOL Time Warner's guarantee of each of America Online's and Time Warner's obligations under the America Online and Time Warner Cross Guarantees.
     AOL TW Downstream Guarantee: AOL Time Warner's guarantee of America Online's obligations under the AOL Convertible Notes and of Time Warner's obligations under the Time Warner Debt Securities, the TWC-TBS Downstream Guarantee and the TWC-TBS Additional Guarantee.
     AOL-TW Upstream Guarantee: American Online's and Time Warner's guarantee of AOL TWs obligations under its debt securities and TWC's and TBS's guarantee of Time Warner's guarantee of the debt securities.
     America Online Cross Guarantee: America Online's guarantee of Time
          Warner's obligations under the Time Warner debt securities, the TWC-TBS Downstream Guarantee and the TWC-TBS Additional Guarantee.
     Time Warner Cross Guarantee: Time Warner's guarantee of America
          Online's obligations under the AOL Convertible Notes.
     TWC-TBS Downstream Guarantee: Time Warner's guarantee of TWC's and
          TBS's obligations under the TWC-TBS Cross Guarantee.
     TWC-TBS Additional Guarantee: Time Warner's guarantee of TWC's and
          TBS's obligations under the TWC-TBS Cross Guarantee. Supplemental TWC-TBS Upstream Guarantee: Each of TWC of TBS guarantee
          Time Warner's obligations under the Time Warner Cross Guarantee and Time Warner's obligations under the AOL-TW Upstream Guarantee.
     TWC-TBS Upstream Guarantee: The guarantee of each of TWC and TBS of
          Time Warner's obligations under its Debt Securities.
     TWC-TBS Cross Guarantee: Each of TWC and TBC guarantee the other's obligations under the TW Subsidiary Debt Securities.

                     RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for each of AOL Time Warner, America Online, Time Warner, TWC and TBS are set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges (or combined fixed charges and preferred dividends), the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

     In addition to the historical ratios (or coverage deficiencies), pro forma ratios of earnings to fixed charges and pro forma ratios of earnings to combined fixed charges and preferred dividends are presented that give effect to the merger of America Online and Time Warner as if it occurred at the beginning of each period. Because America Online and Time Warner have different fiscal years, and the combined company has adopted the calendar year-end of Time Warner, pro forma ratios for AOL Time Warner are presented on two different bases as follows: (1) a June 30 fiscal year basis, which is consistent with America Online's historical fiscal year-end, and (2) a December 31 calendar year basis, which is consistent with Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger.

     Further, as a result of the merger of America Online and Time Warner, the pro forma ratios of Time Warner, TWC and TBS have each been adjusted to reflect an allocable portion of AOL Time Warner's new basis of accounting on a pushdown basis. The historical ratios are reflected at each company's historical cost basis of accounting.

     The pro forma ratios have been derived from, and should be read in conjunction with, the pro forma consolidated condensed financial statements including the notes thereto, of AOL Time Warner. Those pro forma consolidated condensed financial statements are included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001, which is incorporated herein by reference.

     For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding:

     (i) pretax income,

     (ii) interest expense, including previously capitalized interest amortized to expense and the portion of rents representative of an interest factor for AOL Time Warner, America Online, Time Warner, TWC, TBS and their respective majority-owned subsidiaries,

     (iii) AOL Time Warner's, America Online's, Time Warner's, TWC's, and TBS's respective proportionate share of the items included in (ii) above for their 50%-owned companies,

     (iv) preferred stock dividend requirements of majority-owned companies,

     (v) minority interest in the income of majority-owned subsidiaries that have fixed charges, and

     (vi) the amount of undistributed losses of each of AOL Time Warner's, America Online's, Time Warner's, TWC's and TBS's less than 50%-owned companies.

     Fixed charges consist of:

     (i) interest expense, including interest capitalized and the portion of rents representative of an interest factor for AOL Time Warner, America Online, Time Warner, TWC, TBS and their respective majority-owned subsidiaries,

     (ii) AOL Time Warner's, America Online's, Time Warner's, TWC's, and TBS's respective proportionate share of such items for their 50%-owned companies, and

     (iii) preferred stock dividend requirements of majority-owned subsidiaries. Combined fixed charges and preferred stock dividends include the fixed charges mentioned above and the amount of pretax income necessary to cover any preferred stock dividend requirements of the registrant.

     Earnings as defined include significant non-cash charges for depreciation and amortization primarily relating to the amortization of intangible assets recognized in business combinations accounted for by the purchase method. On a pro forma basis, based on a preliminary allocation of the purchase price paid in the merger of America Online and Time Warner, earnings have been reduced by annual non-cash amortization charges of $6.929 billion for both AOL Time Warner and Time Warner, $5.580 billion for TWC and $1.687 billion for TBS.

AOL Time Warner(a)


                                                                        Pro Forma
                                 -------------------------------------------------------------------------------------
                                     Three months
                                         ended                                 Nine months ended
                                     September 30,          Year ended          September 30,           Year ended
                                         2000             June 30, 2000              2000          December 31, 1999
                                 --------------------  --------------------- --------------------- -------------------
Ratio of earnings to fixed
charges........................         $(699)               $(1,494)              $(2,226)               $(411)

Ratio of earnings to combined
fixed charges and preferred
dividends......................         $(704)               $(1,535)              $(2,245)               $(499)


     (a) AOL Time Warner became the parent of America Online and Time Warner on January 11, 2001 in connection with the consummation of the merger of America Online and Time Warner with subsidiaries of AOL Time Warner. Because America Online is the predecessor of AOL Time Warner, AOL Time Warner's historical ratios are the same as America Online's historical ratios, which are presented below.


America Online

                                                                    Historical
                            ----------------------------------------------------------------------------------------
                             Three months
                                ended
                             September 30,                                Year ended June 30,
                            -------------    -----------------------------------------------------------------------
                                 2000            2000           1999            1998            1997         1996
                            -------------    ------------- --------------- --------------  --------------  ---------
Ratio of earnings to
fixed charges............        9.0x            10.1x          7.6x           $(96)           $(166)        $(169)

Ratio of earnings to
combined fixed
charges and preferred
dividends................        9.0x            10.1x          7.6x           $(96)           $(166)        $(169)


Time Warner


                                   Pro Forma                                         Historical
                           ------------------------      ------------------------------------------------------------------


                              Nine                          Nine
                             months          Year          months
                             ended          ended          ended                       Year ended December 31,
                           September       December      September    -----------------------------------------------------
                            30, 2000       31, 1999       30, 2000       1999       1998        1997       1996      1995
                           ---------       --------      ---------    --------- ----------  ---------- ----------- -------
Ratio of earnings to
fixed charges...........    $(4,045)       $(2,043)         1.3x         3.1x       1.5x        1.6x       1.1x      1.1x

Ratio of earnings to
combined fixed
charges and preferred
dividends...............    $(4,064)       $(2,131)         1.3x         3.0x      $(39)       $1.3x       $(98)     1.0x


TWC

                                   Pro Forma                                         Historical
                           ------------------------      ------------------------------------------------------------------


                              Nine                          Nine
                             months          Year          months
                             ended          ended          ended                       Year ended December 31,
                           September       December      September    -----------------------------------------------------
                            30, 2000       31, 1999       30, 2000       1999       1998        1997       1996      1995
                           ---------       --------      ---------    --------- ----------  ---------- ----------- -------

Ratio of earnings to
fixed charges...........    $(3,149)       $(1,094)          1.4x         3.6x       1.5x        1.6x       1.1x     1.1x

Ratio of earnings to
combined fixed
charges and preferred
dividend................    $(3,149)       $(1,094)          1.4x         3.6x       1.5x        1.6x       1.1x     1.0x


TBS

                                   Pro Forma                                         Historical
                           ----------------------     -----------------------------------------------------------------------------
                              Nine                    Nine                                         Three    | Nine
                             months       Year       months                                        months   | months        Year
                             ended       ended       ended          Year ended December 31,        ended    | ended        ended
                           September    December   September    --------------------------------   December |September   December
                            30, 2000    31, 1999    30, 2000       1999       1998       1997    31, 1996(b)|30, 1996(b) 31, 1995(b)
                           ---------    --------   ---------    --------- ----------  ---------- -----------| ----------- ---------
Ratio of                                                                                                    |
earnings to                                                                                                 |
fixed charges......         $(682)      $(838)       2.7x         3.5x       2.6x       2.1x        1.6x    |   $(44)        1.7x
                                                                                                            |
Ratio of                                                                                                    |
earnings to                                                                                                 |
combined fixed                                                                                              |
charges and preferred                                                                                       |
dividends....               $(682)      $(838)       2.7x         3.5x       2.6x       2.1x        1.6x    |   $(44)        1.7x

     (b) Time Warner became the parent of TWC and TBS on October 10, 1996, upon the merger of TWC and TBS with separate subsidiaries of Time Warner (the "TBS Merger"). The historical ratios of TBS for all periods after the TBS Merger have been adjusted to reflect Time Warner's basis of accounting. The historical ratios of TBS for all periods before the TBS
     Merger are reflected at TBS's historical cost basis of accounting.


                              USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

           DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

General

     The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

     The debt securities will be issued from time to time in series under an indenture among us, America Online, Time Warner, TWC, TBS and The Chase Manhattan Bank, as Trustee. The statements set forth below are brief summaries of certain provisions contained in the indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, a form of which is an Exhibit to the registration statement of which this prospectus is a part. If we issue subordinated debt, it may be issued either under the same indenture as for senior debt or another indenture in substantially the same form. Wherever defined terms are used but not defined herein, such terms shall have the meanings assigned to them in the indenture, it being intended that such defined terms shall be incorporated herein by reference.

     The indenture does not limit the amount of debt securities which may be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

     Reference is made to the prospectus supplement for the following terms of each series of debt securities in respect to which this prospectus is being delivered:

     o the designation, issue date, currency or currency unit of payment if other than United States dollars and authorized denominations of such debt securities, if other than US$1,000 and integral multiples;

     o the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

     o the date or dates on which such debt securities will mature (which may be fixed or extendible);

     o the rate or rates (or manner of calculation thereof), if any, per annum at which such debt securities will bear interest;

     o    the dates, if any, on which such interest will be payable;

     o the terms of any mandatory or optional redemption (including any sinking, purchase or analogous fund) and any purchase at the option of Holders (including whether any such purchase may be paid in cash, common stock or other securities or property);

     o the terms of any mandatory or optional conversion or exchange provisions;

     o whether such debt securities are to be issued in the form of Global Securities and, if so, the identity of the Depository with respect to such Global Securities;

     o if the debt securities are to be subordinated in right of payment to any other securities, the terms of subordination; and

     o    any other specific terms.

     Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date, which is 15 days prior to the date such interest is to be paid, or if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

     Under the Guarantees, each of America Online and Time Warner, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each Holder of debt securities and to the Trustee and its successors and assigns, (1) the full and punctual payment of principal of and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the Trustee) and the debt securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities. Such Guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. The obligations of each of America Online and Time Warner under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that each such waiver or amendment shall be effective in accordance with its terms). The obligations of America Online and Time Warner to make any payments may be satisfied by causing us to make such payments. If any Holder of any debt security or the Trustee is required by a court or otherwise to return to us, America Online or Time Warner, or any custodian, trustee, liquidator or other similar official acting in relation to any of us, America Online or Time Warner, any amount paid by any of them to the Trustee or such Holder, the Guarantee of America Online and the Guarantee of Time Warner, to the extent theretofore discharged, shall be reinstated in full force and effect. Further, America Online and Time Warner agree to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of debt securities in enforcing any of their respective rights under the Guarantees. The indenture provides that each of the Guarantees of America Online and Time Warner is limited to the maximum amount that can be guaranteed by America Online or Time Warner, respectively, without rendering the relevant Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Additionally, TWC and TBS will fully, irrevocably and unconditionally guarantee Time Warner's guarantee of the debt securities under substantially the same terms as the guarantees of America Online and Time Warner of our indebtedness.

Ranking

     The debt securities may be either senior or subordinated in right of payment to other securities. If subordinated debt securities are offered, the terms of subordination will be set forth in the related prospectus supplement. The Guarantees of the senior debt securities will be senior obligations of America Online, Time Warner, TWC and TBS, as applicable, and will be direct unsecured obligations of America Online, Time Warner, TWC and TBS, respectively, ranking on a parity with all other unsecured and unsubordinated obligations of America Online, Time Warner, TWC and TBS, respectively. The Guarantees of the subordinated debt securities will be subordinated obligations of America Online, Time Warner, TWC and TBS, as applicable and will be direct and unsecured obligations of America Online, Time Warner, TWC and TBS, respectively, ranking on a parity with all other unsecured and subordinated obligations of America Online, Time Warner, TWC and TBS, respectively. Each of our company, Time Warner, TWC and TBS is a holding company and the debt securities and the Guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of our company, Time Warner, TWC and TBS, respectively.

Certain Covenants

     Limitation on Liens. The indenture provides that neither we nor any Material Subsidiary of ours shall incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any asset now owned or hereafter acquired by us or it unless we make or cause to be made effective provisions whereby the debt securities will be secured by such lien equally and ratably with (or prior to) all other indebtedness thereby secured so long as any such indebtedness shall be secured. The foregoing restriction does not apply to the following:

     o    liens existing as of the date of the indenture;

     o liens created by Subsidiaries of ours to secure indebtedness of such Subsidiaries to us or to one or more other Subsidiaries of ours;

     o liens affecting property of a person existing at the time it becomes a Subsidiary of ours or at the time it merges into or consolidates with us or a Subsidiary of ours or at the time of a sale, lease or other disposition of all or substantially all of the properties of such person to us or our Subsidiaries;

     o liens on property existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure Indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof;

     o liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

     o liens consisting of or relating to the sale, transfer or financing of motion pictures, video and television programs, sound recordings, books or rights with respect thereto or with so-called tax shelter groups or other third-party investors in connection with the financing of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to us or any of our Subsidiaries of rights to distribute such motion pictures, video and television programming, sound recordings or books; provided, however, that no such lien shall attach to any asset or right of ours or our Subsidiaries (other than (1) the motion pictures, video and television programming, sound recordings, books or rights which were sold, transferred to or financed by the tax shelter group or third-party investors in question or the proceeds arising therefrom and (2) the stock or equity interests of a Subsidiary substantially all of the assets of which consist of such motion pictures, video and television programming, sound recordings, books or rights and related proceeds);

     o liens on shares of stock, indebtedness or other securities of a Person that is not a Subsidiary;

     o liens on Works which either (1) existed in such Works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

     o any lien on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by us or our Subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

     o liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

     o restrictions on the Atlanta National League Baseball Club, Inc., Atlanta Hawks, Ltd and the Atlanta Hockey Club, Inc. and their respective assets imposed by Major League Baseball or the Commissioner of Baseball, the National Basketball Association and the National Hockey League, respectively, including, without limitation, restrictions on the transferability of our or any of our Subsidiaries' interests therein;

     o liens on capital leases entered into after the date of the indenture provided that such liens extend only to the property or assets that are the subject of such capital leases;

     o liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

     o any extensions, renewal or replacement of any lien referred to in the foregoing clauses or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, or at the time the lien was issued, created or assumed or otherwise permitted, and that such extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property); and

     o other liens arising in connection with our indebtedness and our Subsidiaries' indebtedness in an aggregate principal amount for us and our Subsidiaries not exceeding at the time such lien is issued, created or assumed the greater of (A) 15% of the Consolidated Net Worth of our company and (B) $500 million.

     Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of us, America Online, Time Warner, TWC or TBS shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (1) (a) in the case of our company, the Person formed by such consolidation or into which our company is merged or the Person which acquires by conveyance or transfer the properties and assets of our company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on the part of our company to be performed or observed; (b) in the case of America Online, Time Warner, TWC or TBS, the Person formed by such consolidation or into which America Online, Time Warner, TWC or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of America Online, Time Warner, TWC or TBS substantially as an entirety shall be either (i) us or (ii) a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and in the case of clause (ii), shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of the indenture (as supplemented from time to time) on the part of America Online, Time Warner, TWC or TBS to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

     (3) we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent provided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our company, America Online, Time Warner, TWC or TBS substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which our company, America Online, Time Warner, TWC or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our company, America Online, Time Warner, TWC or TBS, as the case may be, under the indenture with the same effect as if such successor had been named as our company, America Online, Time Warner, TWC or TBS, as the case may be, in the indenture. In the event of any such conveyance or transfer, we, America Online, Time Warner, TWC or TBS, as the case may be, as the predecessor shall be discharged from all obligations and covenants under the indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

     Other than the restrictions in the indenture on liens described above, the indenture and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

     Any additional covenants of our company, America Online, Time Warner, TWC or TBS pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Certain Definitions

     The following are certain of the terms defined in the indenture:

          "Consolidated Net Worth" means, with respect to us, at the date of any determination, the consolidated stockholders' or owners' equity of our company and our Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

          "GAAP" means generally accepted accounting principles as such principles are in effect as of the date of the indenture.

          "Holder", when used with respect to any security, means a Securityholder, which means a person in whose name a security is registered in the Security Register.

          "Material Subsidiary" means, with respect to us, any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our company's Consolidated Net Worth.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Security Register" means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of securities, or of securities of a particular series, and of transfers of securities or of securities of such series.

          "Subsidiary" means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

          "Works" means motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly after the date of the indenture by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom.

Defeasance

     The indenture provides that we (and to the extent applicable, America Online, Time Warner, TWC and TBS), at our option,

     (a) will be Discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

     (b) need not comply with the covenants described above under "Certain Covenants" and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

     To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that

     (i) the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause
          (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and

     (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

     In addition, we are required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of our company or others.

Events of Default, Notice and Waiver

     The indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the indenture, in the case of certain Events of Default affecting all series of debt securities under the indenture) may declare the principal of all the debt securities of such series to be due and payable.

     Events of Default in respect of any series are defined in the indenture as being:

     o default for 30 days in payment of any interest installment with respect to such series;

     o default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

     o default for 90 days after notice to us (or America Online, Time Warner, TWC or TBS, if applicable) by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant pertaining to debt securities of such series;

     o certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary thereof which is organized under the laws of the United States or any political sub-division thereof; and

     o any Guarantee ceasing to be, or asserted by any guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the indenture.

     Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

     The indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term "default" for the purpose of this provision means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated.

     The indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the Holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of Holders of the debt securities.

     The indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

     In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series.

     The indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indenture

     We and the Trustee may, without the consent of the Holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

     (1) to evidence the succession of another Person to us, America Online, Time Warner, TWC or TBS and the assumption by such successor of our company's, America Online's, Time Warner's, TWC's or TBS's obligations under the indenture and the debt securities of any series or the Guarantees relating thereto;

     (2) to add to the covenants of our company, America Online, Time Warner, TWC or TBS, or to surrender any rights or powers of our company, America Online, Time Warner, TWC or TBS, for the benefit of the Holders of debt securities of any or all series;

     (3) to cure any ambiguity, or correct any inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under this indenture;

     (4) to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act, or "the Act", excluding the provisions referred to in Section 316(a)(20) of the Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

     (5)  to establish the form or terms of any series of debt securities;

     (6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

     (7)  to provide any additional Events of Default;

     (8) to provide for the issuance of debt securities in coupon or as fully registered form;

     (9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security; and

     (10) to secure any series of debt securities pursuant to the indenture's limitation on liens.

     No supplemental indenture for the purpose identified in clauses (2),
(3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series in any material respect.

     The indenture contains provisions permitting us and the Trustee thereunder, with the consent of the Holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute supplemental indentures by adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:

     o    change the fixed maturity of any debt securities, or

     o    reduce the principal amount thereof, or

     o reduce the rate or extend the time of payment of interest thereon, or

     o reduce the number of shares of any common stock or other securities to be delivered by us in respect of a conversion of any convertible debt securities, or

     o amend or modify the terms of any of the Guarantees in a manner adverse to the Holders or reduce the aforesaid percentage of debt securities of any series the consent of the Holders of which is required for any such supplemental indenture.

The Trustee

     The Chase Manhattan Bank is the Trustee under the indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

Governing Law

     The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

     We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

     We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account Holders are known as "participants". The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

     We and the trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

     Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

                      DESCRIPTION OF THE CAPITAL STOCK

     The following description of the terms of the common stock and the preferred stock sets forth certain general terms and provisions of the series common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law". The terms of the AOL Time Warner certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Authorized Capital Stock

     Total Shares. We have the authority to issue a total of 27,550,000,000 shares of capital stock consisting of:

     o    25,000,000,000 shares of common stock, par value $0.01 per share;

     o 1,800,000,000 shares of series common stock, par value $0.01 per share, which are issuable in series; and

     o 750,000,000 shares of preferred stock, par value $0.10 per share, which are issuable in series.

     Common Stock. Approximately 4,200,000,000 shares of AOL Time Warner common stock are currently outstanding.

     Existing Series Common Stock. Our authorized series common stock consists of two series, designated as AOL Time Warner series LMC common stock and AOL Time Warner series LMCN-V common stock, and the authorized number of shares of each series are:

     o    210,000,000 shares of AOL Time Warner series LMC common stock;
          and

     o    210,000,000 shares of AOL Time Warner series LMCN-V common stock.

     No shares of AOL Time Warner series LMC common stock are currently outstanding and 171,185,826 shares of AOL Time Warner series LMCN-V common stock are currently outstanding.

     Additional Series of Series Common Stock. We have the authority to issue additional series of series common stock up to the maximum number of series common shares authorized. Our board of directors is also authorized to set the following terms of a series of common stock before issuance:

     o    the designation of the series;

     o    the number of shares to comprise the series;

     o    any voting rights; and

     o any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

     If we offer shares of a new series of series common stock, the prospectus supplement will specify the designation and number of shares of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of series common stock they will be fully paid and non-assessable.

     Preferred Stock. We have the authority to issue series of preferred stock up to the maximum number of preferred shares authorized. Our board of directors is also authorized to set the following terms of a series of preferred stock before issuance:

     o    the designation of the series;

     o    the number of shares to comprise the series;

     o    any voting rights; and

     o any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

     The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of preferred stock they will be fully paid and non-assessable.

     No shares of AOL Time Warner preferred stock are currently outstanding.

     Listing. We list our common stock on the New York Stock Exchange under the symbol "AOL". No other capital stock of ours is listed.

     Preemptive Rights. The holders of our common stock, our series common stock and our preferred stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Common Stock

     Voting Rights. Each outstanding share of our common stock is entitled to one vote per share.

     Dividends. Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of any outstanding AOL Time Warner series common stock and AOL Time Warner preferred stock and the availability of sufficient funds under Delaware law to pay dividends. For a description of the dividend rights of the holders of our series common stock, see "Existing Series Common Stock--Series LMC Common Stock--Cash Dividends" and "Existing Series Common Stock--Series LMCN-V Common Stock--Cash Dividends."

     Liquidation Rights. In the event of the liquidation of our company, subject to the rights, if any, of the holders of any outstanding shares of our series common stock or our preferred stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them. For a description of the liquidation rights of holders of our series common stock, see "Existing Series Common Stock--Series LMC Common Stock--Liquidation Rights" and "Existing Series Common Stock--Series LMCN-V Common Stock--Liquidation Rights".

     Regulatory Restrictions. Outstanding shares of our common stock may be redeemed by action of the board of directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders' possessing prescribed qualifications.

Existing Series Common Stock

   Series LMC Common Stock

     LMC Formula Number. Shares of our series LMC common stock are attributed a "formula number" that is used to calculate the dividend, voting, conversion and liquidation rights for each share of our series LMC common stock. We refer to this formula number as the "LMC formula number". The LMC formula number is initially set at 1.00, and it is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar corporate events affecting our common stock.

     Voting Rights. Each outstanding share of our series LMC common stock is entitled to a number of votes that is equal to the product of the number of votes per share that may be cast by holders of our common stock multiplied by the LMC formula number in effect at the time of the vote.

     Holders of our series LMC common stock are entitled to vote on all matters on which holders of our common stock are entitled to vote. Holders of our series LMC common stock vote together as one group with holders of our common stock. A vote of at least two-thirds of the voting power of all shares of our series LMC common stock that are outstanding is necessary in order to amend, alter or repeal any of the provisions of our restated certificate of incorporation, including the certificate of designations relating to our series LMC common stock, to:

     o amend, alter or repeal any of the powers, preferences or rights of our series LMC common stock or series LMCN-V common stock; or

     o adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of our series LMC common stock or series LMCN-V common stock.

In addition, the affirmative vote of holders of shares of our series LMC common stock representing 100% of the aggregate voting power of the outstanding shares of our series LMC common stock is required to amend, alter or repeal the provisions of the certificate of designations that prohibit us from, at our option, redeeming the shares of our series LMC common stock.

     The vote of the holders of shares of our series LMC common stock is not required for us to:

     o    create any indebtedness;

     o authorize or issue any class of capital stock that is senior to, or on a parity with, our series LMC common stock with respect to the payment of dividends or any other distribution of assets;

     o approve any amendment to our restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of our series common stock or our common stock; or

     o authorize any increase or decrease in the number of shares constituting our series LMC common stock.

     Cash Dividends. Holders of our series LMC common stock are entitled to receive cash dividends when and if declared by our board of directors, but only to the extent that regularly scheduled cash dividends are declared and paid on our common stock. When declared, cash dividends on each share of our series LMC common stock will equal the product of:

     o the amount of the regularly scheduled cash dividend to be paid on one share of our common stock; multiplied by

     o    the LMC formula number in effect on the dividend payment date.

     Distributions. If we distribute to the holders of our common stock any assets or property, in each case not including a distribution upon the liquidation of our company, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the LMC formula number, then we must at the same time distribute the same assets or property pro rata to the holders of our series LMC common stock in an amount equal to the amount that the holders of our series LMC common stock would have been entitled to receive had they converted their shares of our series LMC common stock into shares of our common stock immediately prior to the record date for the distribution.

     Conversion Rights. Holders of our series LMC common stock have the right to convert each of their shares, at any time, into:

     o a number of shares of our common stock equal to the LMC formula number in effect on the conversion date; or

     o    one share of our series LMCN-V common stock.

     Each holder of our series LMC common stock may convert shares of our series LMC common stock into shares of our common stock or our series LMCN-V common stock only to the extent that the ownership by the converting holder of shares of our common stock or our series LMCN-V common stock upon conversion would not violate the federal communications laws.

     Conversion Rate Adjustment. If we consolidate or merge with another entity such that we are not the surviving entity or the transaction results in a change in our common stock, or if we sell all or substantially all of our property and assets to another entity, each share of our series LMC common stock is convertible into the number of shares of capital stock or other property received by the holder of a number of shares of our common stock into which the shares of our series LMC common stock could have been converted immediately before the transaction.

     Liquidation Rights. In the event of the liquidation of our company, the holders of our series LMC common stock are entitled to receive, at the same time as any distribution to holders of our common stock, an aggregate amount per share equal to the product of:

     o the aggregate amount to be distributed per share to holders of our common stock; and

     o    the LMC formula number in effect on the date of the distribution.

     Transfer Restriction. Holders of our series LMC common stock are subject to a transfer restriction that prevents these holders, without obtaining prior consent from us, from transferring their shares of our series LMC common stock to any person other than a "permitted transferee". The term "permitted transferee" means:

     o Liberty Media Corporation, which is commonly referred to as "LMC", and any affiliate that is controlled by LMC; or

     o Tele-Communications Inc. and any affiliate that is controlled by Tele-Communications, so long as Tele-Communications is an affiliate of LMC.

In addition, the transfer restriction provides that any permitted transferee must agree to be subject to the transfer restriction for subsequent transfers.

     The transfer restriction applicable to our series LMC common stock does not prevent any holder of our series LMC common stock from:

     o entering into an arrangement providing for the prompt conversion of the shares of our series LMC common stock into shares of our common stock and the immediate sale or transfer of our common stock received upon the conversion of shares of our series LMC common stock; or

     o pledging shares of our series LMC common stock, so long as the terms of the pledge provide that, in the event of a foreclosure on the shares of our series LMC common stock, the foreclosing party delivers the forfeited series LMC common stock to us for conversion into our common stock.

   Series LMCN-V Common Stock

     LMCN-V Formula Number. Shares of our series LMCN-V common stock are attributed a formula number that is used to calculate the dividend, voting, conversion and liquidation rights for each share of our series LMCN-V common stock. We refer to this formula number as the "LMCN-V formula number". The LMCN-V formula number is initially set at 1.00, and it is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar corporate events affecting our common stock.

     Voting Rights. Holders of our series LMCN-V common stock are entitled to vote together as one group with holders of our common stock in the election of directors of our company, and they have the right to cast a number of votes per share that is equal to:

     o the product of the number of votes per share that may be cast by holders of our common stock multiplied by the LMCN-V formula number in effect at the time of the vote; divided by

     o    100.

     A vote of at least two-thirds of the voting power of all shares of our series LMCN-V common stock that are outstanding is necessary in order to amend, alter or repeal any of the provisions of our restated certificate of incorporation, including the certificate of designations relating to our series LMCN-V common stock, to:

     o amend, alter or repeal any of the powers, preferences or rights of our series LMCN-V common stock or series LMC common stock; or

     o adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of our series LMCN-V common stock or series LMC common stock.

In addition, the affirmative vote of holders of shares of our series LMCN-V common stock representing 100% of the aggregate voting power of the outstanding shares of our series LMCN-V common stock is required to amend, alter or repeal the provisions of the certificate of designations that prohibit us from, at our option, redeeming the shares of our series LMCN-V common stock.

     The vote of the holders of shares of our series LMCN-V common stock is not required for us to:

     o    create any indebtedness;

     o authorize or issue any class of capital stock that is senior to, or on a parity with, our series LMCN-V common stock with respect to the payment of dividends or any other distribution of assets;

     o approve any amendment to our restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of our series common stock or our common stock; or

     o authorize any increase or decrease in the number of shares constituting our series LMCN-V common stock.

     Cash Dividends. Holders of our series LMCN-V common stock are entitled to receive cash dividends when and if declared by our board of directors, but only to the extent that regularly scheduled cash dividends are declared and paid on our common stock. When declared, cash dividends on each share of our series LMCN-V common stock will equal the product of:

     o the amount of the regularly scheduled cash dividend to be paid on one share of our common stock; multiplied by

     o    the LMCN-V formula number in effect on the dividend payment date.

     Distributions. If we distribute to the holders of our common stock any assets or property, in each case not including a distribution upon the liquidation of our company, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the LMCN-V formula number, then we must at the same time distribute the same assets or property pro rata to the holders of our series LMCN-V common stock in an amount equal to the amount that the holders of our series LMCN-V common stock would have been entitled to receive had they converted their shares of our series LMCN-V common stock into shares of our common stock immediately prior to the record date for the distribution.

     Conversion Rights. Holders of our series LMCN-V common stock have the right to convert each of their shares, at any time, into:

     o a number of shares of our common stock equal to the LMCN-V formula number in effect on the conversion date; or

     o    one share of our series LMC common stock.

Each holder of our series LMCN-V common stock may convert shares of our series LMCN-V common stock into shares of our common stock or our series LMC common stock only to the extent that the ownership by the converting holder of shares of our common stock or our series LMC common stock upon conversion would not violate the federal communications laws.

     Conversion Rate Adjustment. If we consolidate or merge with another entity such that we are not the surviving entity or the transaction results in a change in our common stock, or if we sell all or substantially all of our property and assets to another entity, each share of our series LMCN-V common stock is convertible into the number of shares of capital stock or other property received by the holder of a number of shares of our common stock into which the shares of our series LMCN-V common stock could have been converted immediately before the transaction.

     Liquidation Rights. In the event of the liquidation of our company, the holders of our series LMCN-V common stock are entitled to receive, at the same time as any distribution to holders of our common stock, an aggregate amount per share equal to the product of:

     o the aggregate amount to be distributed per share to holders of our common stock; and

     o the LMCN-V formula number in effect on the date of the distribution.

     Transfer Restriction. Holders of our series LMCN-V common stock are subject to a transfer restriction that prevents these holders, without obtaining prior consent from us, from transferring their shares of our series LMCN-V common stock to any person other than a "permitted transferee". The transfer restriction applicable to holders of our series LMCN-V common stock is identical to the transfer restriction applicable to holders of our series LMC common stock. See "Series LMC Common Stock--Transfer Restriction".

                        DESCRIPTION OF THE WARRANTS

     The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock, series common stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock, series common stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

     The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

     o    the title of such debt warrants;

     o    the offering price for such debt warrants, if any;

     o    the aggregate number of such debt warrants;

     o the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

     o if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

     o if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

     o the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

     o the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

     o whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

     o    information with respect to book-entry procedures, if any;

     o the currency or currency units in which the offering price, if any, and the exercise price are payable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o the antidilution or adjustment provisions of such debt warrants, if any;

     o the redemption or call provisions, if any, applicable to such debt warrants; and

     o any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

     The prospectus supplement relating to any particular issue of preferred stock warrants, series common stock warrants or common stock warrants will describe the terms of such warrants, including the following:

     o    the title of such warrants;

     o    the offering price for such warrants, if any;

     o    the aggregate number of such warrants;

     o the designation and terms of the common stock, series common stock or preferred stock purchasable upon exercise of such warrants;

     o if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

     o if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

     o the number of shares of common stock, series common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

     o the currency or currency units in which the offering price, if any, and the exercise price are payable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o    the antidilution provisions of such warrants, if any;

     o the redemption or call provisions, if any, applicable to such warrants; and

     o any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                            PLAN OF DISTRIBUTION

     We may sell the debt securities, preferred stock, series common stock, common stock or warrants (together referred to as the "offered securities") to one or more underwriters or dealers for public offering and sale by them or may sell the offered securities to investors directly, including through the Internet, or through agents. The prospectus supplement with respect to the offered securities offered thereby, describes the terms of the offering of such offered securities and the method of distribution of the offered securities offered thereby and identifies any firms acting as underwriters, dealers or agents in connection therewith.

     The offered securities may be distributed from time to time in one or more transactions at a fixed price or prices (which may be changed) or at prices determined as specified in the prospectus supplement. In connection with the sale of the offered securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the offered securities for whom they may act as agent. Underwriters may sell the offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of the offered securities may engage in other transactions with, and perform other services for us, America Online, Time Warner, TWC and TBS in the ordinary course of business.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the offered securities, and any discounts, concessions or commissions allowed by underwriters to dealers, are set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

                               LEGAL OPINIONS

     Certain legal matters in connection with the offered securities will be passed upon for us, America Online, Time Warner, TWC and TBS by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

                                  EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated balance sheet of AOL Time Warner at December 31, 2000 included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001, as set forth in their report. We have incorporated by reference the consolidated balance sheet in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of America Online for the three years ended June 30, 2000, included in America Online's Annual Report on Form 10-K for the year ended June 30, 2000, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements, schedule and supplementary information of Time Warner and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These consolidated financial statements, schedules and supplementary information are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

     No person is authorized to give any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any prospectus supplement, and, if given or made, such other information or representations must not be relied upon as having been authorized by us, America Online, Time Warner, TWC or TBS or by any underwriter, dealer or agent.

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following statement sets forth the estimated amounts of expenses, other than underwriting, discounts, to be borne by the registrants in connection with the distribution of the offered securities and the Guarantees.

Securities and Exchange Commission registration fee.        $  2,500,000
Trustee's fees......................................              50,000
Printing and engraving expenses.....................             200,000
Rating agency fees..................................           1,000,000
Accounting fees and expenses........................             100,000
Legal fees and expenses.............................             250,000
Miscellaneous expenses..............................              50,000
                                                            ------------
Total expenses......................................        $  4,150,000


Item 15.  Indemnification of Directors and Officers.

     AOL Time Warner. Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Article VI of AOL Time Warner's by-laws requires indemnification to the fullest extent permitted under Delaware law or other applicable law or any person who is or was a director or officer of AOL Time Warner who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of AOL Time Warner or was serving at the request of AOL Time Warner as a director, officer, employee or agent of any other enterprise; provided, however, that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer unless under certain circumstances.

     Article VI of AOL Time Warner's by-laws authorizes AOL Time Warner to purchase and maintain insurance on behalf of its directors, officers, employees and agents. AOL Time Warner's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse each of the registrants for any payments made pursuant to these indemnification provisions.

     The foregoing statements are subject to the detailed provisions of
Section 145 of the Delaware Corporation Law and Article VI of the by-laws of AOL Time Warner.

     America Online. Article NINTH of the restated certificate of incorporation and Article V of the restated by-laws of America Online provide that any person who was or is a party or is threatened to be a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of America Online as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by America Online to the fullest extent permitted by Delaware law. The indemnification rights conferred by America Online are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, America Online's restated certificate of incorporation or restated by-laws, any agreement, vote of stockholders or disinterested directors or otherwise. America Online is authorized to purchase and maintain insurance on behalf of its directors and officers.

     In addition, America Online may pay expenses incurred by its directors and officers in defending a civil or criminal action, suit or proceeding because they are directors or officers in advance of the final disposition of the action, suit or proceeding. The payment of expenses will be made only if America Online receives an undertaking by or on behalf of a director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by America Online, as authorized by America Online's restated certificate of incorporation and restated by-laws.

     Time Warner. Article VI of the Time Warner by-laws provide for indemnification, to the fullest extent permitted by Delaware law, of any person who is or was a director or officer of Time Warner and who is or was involved in any manner, or who is threatened to be made involved in any manner, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Time Warner, or is or was serving at the request of Time Warner as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise; provided, however, that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer unless under certain circumstances. Time Warner is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents. The indemnification rights conferred by Time Warner are not exclusive of any other right to which persons seeking indemnification may be entitled.

     In addition, the Time Warner by-laws provide that all reasonable expenses incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by Time Warner upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

     TWC. Article IV of TWC's by-laws require indemnification, to the fullest extent permitted under Delaware law, of any person who is or was a director or officer of TWC and who is or was involved, or is threatened to be made so involved, in any threatened, pending or completed investigation claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of TWC or any predecessor of TWC or was serving at the request of TWC as a director, officer or employee of any other enterprise. The indemnification rights conferred by TWC are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute. TWC is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

     In addition, the TWC by-laws provide that all reasonable expenses incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by TWC upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

     TBS. Article VIII of TBS's by-laws provide for indemnification of directors and officers of TBS in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her being or having been a director or officer, or a director or officer of any such other enterprise. Such indemnification shall be made only in accordance with the laws of the state of Georgia and subject to the conditions prescribed therein.

     As a condition to any such right of indemnification, TBS may require that it be permitted to participate in the defense through legal counsel designated by TBS and at the expense of TBS. TBS may purchase and maintain insurance on behalf of its directors and officers, whether or not TBS would have the power to indemnify such directors and officers under the laws of the State of Georgia.

     Article 9 of TBS's articles of incorporation provides that a director of TBS will not be personally liable to TBS or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of TBS; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-154 of the Georgia Business Corporation Code or any successor provision; or (iv) for any transaction from which the director derived an improper personal benefit; provided, however, that if further elimination or limitation of the liability of the directors is provided for or permitted by the Georgia Business Corporation Code or other applicable law, then the liability of a director shall be eliminated or limited to the fullest extent permitted by that law.

Item 16.  Exhibits

     1--  Proposed forms of Underwriting Agreements.*

   4.1-- Form of Indenture relating to senior debt securities among AOL Time Warner, America Online, Time Warner, TWC, TBS and The Chase Manhattan Bank, as Trustee.*

     5--  Opinion of Cravath, Swaine & Moore.*

  12.1-- Statement regarding the computation of the ratio of earnings to fixed charges of AOL Time Warner.

  12.2-- Statement regarding the computation of the ratio of earnings to fixed charges of America Online.

  12.3-- Statement regarding the computation of the ratio of earnings to fixed charges of Time Warner.

  12.4-- Statement regarding the computation of the ratio of earnings to fixed charges of TWC.

  12.5-- Statement regarding the computation of the ratio of earnings to fixed charges of TBS.

  23.1--  Consents of Ernst & Young LLP, Independent Auditors.

  23.2--  Consent of Counsel (included in Exhibit 5).*

  24.1--  Powers of Attorney related to AOL Time Warner.

  24.2-- Powers of Attorney related to each Registrant, other than AOL Time Warner (included on the respective signature page of this Form S-3 and incorporated herein by reference).

    25-- Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank with respect to AOL Time Warner, America Online, Time Warner, TWC and TBS.

---------------

  * To be filed by amendment.

Item 17.  Undertakings

A.   Undertakings Pursuant to Rule 415

     The undersigned registrants hereby undertake:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.203.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in clauses (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of any of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Undertaking in Respect of Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 26, 2001.

                                             AOL TIME WARNER INC.



                                             By:/s/ J. MICHAEL KELLY
                                                -------------------------
                                                Name: J. Michael Kelly
                                                Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on January 26, 2001 by the following persons in the capacities indicated.


     Signatures                          Title
     ----------                          -----

           *
----------------------------   Chief Executive Officer
(Gerald M. Levin)              and Director (principal
                               executive officer)


/s/ J. MICHAEL KELLY
----------------------------   Executive Vice President and
(J. Michael Kelly)             Chief Financial Officer
                               (principal financial officer)


/s/ JAMES W. BARGE
----------------------------   Vice President and Controller
(James W. Barge)               (controller or principal
                               accounting officer)


            *
----------------------------   Chairman of the Board
(Stephen M. Case)


            *
----------------------------   Co-Chief Operating Officer and
(Richard D. Parsons)           Director


            *
----------------------------   Co-Chief Operating Officer and
(Robert W. Pittman)            Director


            *
----------------------------   Vice Chairman of the Board and
(R. E. Turner)                 Senior Advisor

      Signatures                        Title
      ----------                        -----


            *
----------------------------   Vice Chairman of the Board
(Kenneth J. Novack)


            *
----------------------------   Director
(Daniel F. Akerson)


            *
----------------------------   Director
(James L. Barksdale)


            *
----------------------------   Director
(Stephen F. Bollenbach)


            *
----------------------------   Director
(Frank J. Caufield)


            *
----------------------------   Director
(Miles R. Gilburne)


            *
----------------------------   Director
(Carla A. Hills)


            *
----------------------------   Director
(Reuben Mark)


            *
----------------------------   Director
(Michael A. Miles)


            *
----------------------------   Director
(Franklin D. Raines)


            *
----------------------------   Director
(Francis T. Vincent, Jr.)



*By /s/ J. MICHAEL KELLY
   -------------------------
     (Attorney in Fact)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, State of Virginia, on January 26, 2001.

                                            AMERICA ONLINE, INC.



                                            By:/s/ JOSEPH A. RIPP
                                               ---------------------------
                                               Name: Joseph A. Ripp
                                               Title: Executive Vice President,
                                                      Chief Financial Officer
                                                      and Treasurer

     Each of the undersigned directors and officers of America Online, Inc. hereby severally constitutes and appoints Stephen M. Case, Gerald M. Levin, Paul T. Cappuccio, J. Michael Kelly, Joseph A. Ripp, Brenda C. Karickhoff, Thomas W. McEnerney and Raymond G. Murphy, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by America Online, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


   Signatures                         Title                        Date
   ----------                         -----                        ----

/s/ BARRY M. SCHULER
----------------------------   Chairman, Chief Executive       January 26, 2001
(Barry M. Schuler)             Officer and Director (principal
                               executive officer)


/s/ JOSEPH A. RIPP
----------------------------   Executive Vice President,       January 26, 2001
(Joseph A. Ripp)               Chief Financial Officer and
                               Treasurer (principal financial
                               officer and principal accounting
                               officer)


/s/ PAUL T. CAPPUCCIO
----------------------------   Director                        January 26, 2001
(Paul T. Cappuccio)


/s/ J. MICHAEL KELLY
----------------------------   Director                        January 26, 2001
(J. Michael Kelly)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 26, 2001.

                                            TIME WARNER INC.


                                            By:/s/ GERALD M. LEVIN
                                               ---------------------------
                                               Name: Gerald M. Levin
                                               Title: Chief Executive Officer

     Each of the undersigned directors and officers of Time Warner Inc. hereby severally constitutes and appoints Stephen M. Case, Gerald M. Levin, Paul T. Cappuccio, J. Michael Kelly, John A. LaBarca, James W. Barge, Brenda C. Karickhoff, Thomas W. McEnerney and Raymond G. Murphy, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Time Warner Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


     Signatures                       Title                          Date
     ----------                       -----                          ----


/s/ GERALD M. LEVIN
----------------------------   Chief Executive Officer         January 26, 2001
(Gerald M. Levin)              (principal executive officer)


/s/ J. MICHAEL KELLY
----------------------------   Executive Vice President and    January 26, 2001
(J. Michael Kelly)             Chief Financial Officer
                               (principal financial officer)


/s/ JAMES W. BARGE
----------------------------   Vice President and Controller   January 26, 2001
(James W. Barge)               (controller or principal
                               accounting officer)


/s/ PAUL T. CAPPUCCIO
----------------------------   Director                        January 26, 2001
(Paul T. Cappuccio)


/s/ SPENCER B. HAYS
----------------------------   Director                        January 26, 2001
(Spencer B. Hays)


/s/ THOMAS W. MCENERNEY
----------------------------   Director                        January 26, 2001
(Thomas W. McEnerney)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 26, 2001.

                                             TIME WARNER COMPANIES, INC.


                                             By:/s/ GERALD M. LEVIN
                                                -------------------------
                                                Name: Gerald M. Levin
                                                Title: Chief Executive Officer

     Each of the undersigned directors and officers of Time Warner Companies, Inc. hereby severally constitutes and appoints Stephen M. Case, Gerald M. Levin, Paul T. Cappuccio, J. Michael Kelly, John A. LaBarca, James W. Barge, Brenda C. Karickhoff, Thomas W. McEnerney and Raymond G. Murphy, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Time Warner Companies, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and the dates indicated.


     Signatures                         Title                        Date
     ----------                         -----                        ----


/s/ GERALD M. LEVIN
----------------------------   Chief Executive Officer         January 26, 2001
(Gerald M. Levin)              (principal executive officer)


/s/ J. MICHAEL KELLY
----------------------------   Executive Vice President and    January 26, 2001
(J. Michael Kelly)             Chief Financial Officer
                               (principal financial officer)


/s/ JAMES W. BARGE
----------------------------   Vice President and Controller   January 26, 2001
(James W. Barge)               (controller or principal
                               accounting officer)


/s/ PAUL T. CAPPUCCIO
----------------------------   Director                        January 26, 2001
(Paul T. Cappuccio)


/s/ RICHARD J. BRESSLER
----------------------------   Director                        January 26, 2001
(Richard J. Bressler)


/s/ RICHARD D. PARSONS
----------------------------   Director                        January 26, 2001
(Richard D. Parsons)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 26, 2001.

                                        TURNER BROADCASTING SYSTEM, INC.


                                        By: /s/ WAYNE H. PACE
                                           -----------------------------
                                           Name: Wayne H. Pace
                                           Title: Executive Vice President,
                                                  Chief Financial &
                                                  Administrative Officer
                                                  and Director

     Each of the undersigned directors of Turner Broadcasting System, Inc. hereby severally constitutes and appoints Louise S. Sams and Wayne H. Pace, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Turner Broadcasting System, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


     Signatures                         Title                        Date
     ----------                         -----                        ----


/s/ TERENCE F. MCGUIRK
----------------------------   Chief Executive Officer,        January 26, 2001
(Terence F. McGuirk)           Chairman of the Board
                               (principal executive officer)


/s/ WAYNE H. PACE
----------------------------   Executive Vice President,       January 26, 2001
(Wayne H. Pace)                Chief Financial
                               & Administrative Officer
                               and Director (principal
                               financial officer)


/s/ JOHN KAMPFE
----------------------------   Senior Vice President,          January 26, 2001
(John Kampfe)                  Controller and Accounting
                               Officer (controller
                               or principal officer)


/s/ STEVEN J. HEYER
----------------------------   President, Chief Operating      January 26, 2001
(Steven J. Heyer)              Officer, and Director

     Signatures                         Title                        Date
     ----------                         -----                        ----


/s/ W. THOMAS JOHNSON
----------------------------   Executive Vice President -      January 26, 2001
(W. Thomas Johnson)            News and Director

                                  EXHIBITS

     1--  Proposed forms of Underwriting Agreements.*

   4.1-- Form of Indenture relating to senior debt securities among AOL Time Warner, America Online, Time Warner, TWC, TBS and The Chase Manhattan Bank, as Trustee.*

     5--  Opinion of Cravath, Swaine & Moore.*

  12.1-- Statement regarding the computation of the ratio of earnings to fixed charges of AOL Time Warner.

  12.2-- Statement regarding the computation of the ratio of earnings to fixed charges of America Online.

  12.3-- Statement regarding the computation of the ratio of earnings to fixed charges of Time Warner.

  12.4-- Statement regarding the computation of the ratio of earnings to fixed charges of TWC.

  12.5-- Statement regarding the computation of the ratio of earnings to fixed charges of TBS.

  23.1--  Consents of Ernst & Young LLP, Independent Auditors.

  23.2--  Consent of Counsel (included in Exhibit 5).*

  24.1--  Powers of Attorney related to AOL Time Warner.

  24.2-- Powers of Attorney related to each Registrant, other than AOL Time Warner (included on the respective signature page of this Form S-3 and incorporated herein by reference).

    25-- Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank with respect to AOL Time Warner, America Online, Time Warner, TWC and TBS.

---------------

  * To be filed by amendment.